AMENDMENT AND JOINDER

TO

FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This Amendment and Joinder (the “Amendment”) is made as of April 19, 2016, by and among the undersigned trusts on behalf of the series listed at Exhibit A (each, a “Fund” and together, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	Certain of the Funds and BNY Mellon are parties to a Fund Administration and Accounting Agreement dated as of March 20, 2009, as amended (the “Agreement”), relating to BNY Mellon’s provision of administration and accounting services to certain of the Funds.

B.	Each Fund and BNY Mellon desire that each Fund be a party to the Agreement and receive the administration and accounting services set forth in the Agreement.

C.	Further, the parties desire to amend the Agreement as set forth herein.

D.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

In consideration of the mutual agreements contained herein, the parties hereby agree as follows:

1.	By executing this Amendment, each Fund and BNY Mellon agree to become a party to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each of the undersigned were an original signatory to the Agreement, or for Funds launched subsequent to the date of the Agreement, as if the undersigned were joined to the Agreement on the first day of such Fund’s operations. For the avoidance of doubt, each Fund hereby appoints BNY Mellon to provide services in accordance with the terms set forth in the Agreement. BNY Mellon accepts such appointment and agrees to furnish such services in accordance with such terms.

2.	Exhibit A to the Agreement, as amended, shall be further amended and restated as attached hereto.

3.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the subject matter described herein. This Amendment together with the Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings related to the subject matter hereof.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d)	There are no third party beneficiaries of the Agreement. Without limiting the generality of the foregoing, nothing in the Agreement is intended to, or shall be read to, (i) create in any person other than the parties hereto (including without limitation any shareholder in any Fund) any direct, indirect, derivative or other rights against the parties hereto, or (ii) create or give rise to any duty or obligation on the part of any party hereto (including without limitation any fiduciary duty) to any person other than the parties hereto, all of which rights, benefits, duties and obligations are hereby expressly excluded.

(e)	A copy of the Agreement and Declaration of Trust of each of Columbia ETF Trust and Columbia ETF Trust I, as amended or restated from time to time, are on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Amendment is executed on behalf of Columbia ETF Trust and Columbia ETF Trust I (together, the “Trusts”) by an officer or trustee of the Trusts in his or her capacity as an officer or trustee of the Trusts and not individually, and that the obligations of or arising out of this Amendment or the Agreement are not binding upon any of the trustees, officers or shareholders of the Trusts individually, but are binding only upon the assets and property of the applicable Trust. Furthermore, notice is hereby given that the assets and liabilities of each series of the Trusts are separate and distinct and that the obligations of or arising out of this agreement with respect to the series of the Trusts are several and not joint.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representatives designated below as of the day and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Thomas Porrazzo
Name:	/s/ Thomas Porrazzo
Title:	Managing Director

COLUMBIA ETF TRUST

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	CFO and Treasurer

COLUMBIA ETF TRUST I

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	CFO and Treasurer

EXHIBIT A

(dated April 19, 2016)

FUNDS

COLUMBIA ETF TRUST

Columbia Core Bond ETF

Columbia Intermediate Municipal Bond ETF

COLUMBIA ETF TRUST I

Columbia Sustainable International Equity Income ETF

Columbia Sustainable Global Equity Income ETF

Columbia Sustainable U.S. Equity Income ETF

Columbia Sustainable U.S. Growth ETF